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                                                                    Exhibit 32.2



                           SECTION 1350 CERTIFICATION


         Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and in connection with the quarterly report on Form 10-Q of Metal Management, Inc. (the "Corporation") for the period ended September 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, the Executive Vice President, Finance and Chief Financial Officer of the Corporation, certifies that:

      (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.



/s/ Robert C. Larry
-----------------------------------------
Robert C. Larry
Executive Vice President, Finance and Chief Financial Officer
October 29, 2004

         A signed original of this written statement required by Section 906 has been provided to the Corporation and will be retained by the Corporation and furnished to the Securities and Exchange Commission or its staff upon request.